AGREEMENT TO ASSIGN


         THIS AGREEMENT TO ASSIGN (the "Agreement") is dated this 31 day of March, 1999 by and between HEIGHTS HEALTHCARE COMPANY, L.L.C. (the "Purchaser"), a Tennessee limited liability company, and CAX LAKESHORE, L.L.C. (the "Assignee"), a Delaware limited liability company.

                               W I T N E S S E T H
:

         WHEREAS, the Purchaser and Lake Shore Villas, Inc., The Inn at Lakeshore Villas, Ltd. and Lakeshore Villa Health Care, Ltd. (collectively, the "Sellers") entered into a Purchase Agreement dated effective April 20, 1998 relating to the purchase and sale of a 290-lot mobile home park, a 120-unit (156 bed) adult congregate living facility and a 179-bed nursing home located in Hillsborough County, Tampa, Florida as amended by the First Amendment to Purchase Agreement dated July 20, 1998, the Second Amendment to Purchase Agreement dated August 5, 1998, the Third Amendment to Purchase Agreement dated September 30, 1998, the Fourth Amendment to Purchase Agreement dated November 12, 1998, the Fifth Amendment to Purchase Agreement dated December 30, 1998 and the Sixth Amendment to Purchase Agreement dated January 31, 1999 (collectively, the "Purchase Agreement"); and

         WHEREAS, Purchaser desires to assign to Assignee pursuant to the Purchase Agreement all of its right, title and interest (a) to purchase the 290-lot mobile home park (the "Mobile Home Park") as legally described on Exhibit "A" and (b) to purchase all equipment associated with the operation of the sewer and water treatment plant(s), all water and sewer lines associated with the operation thereof and all buildings and improvements associated with the operation thereof ("Sewer and Water Plant Equipment, Lines and Buildings), as legally described on Exhibit "A," pursuant to the Purchase Agreement, and Assignee desires to accept the same from Purchaser; and

         WHEREAS, Section 14.12 of the Purchase Agreement as amended provides that Purchaser may assign Purchaser's right to purchase the Mobile Home Park and Sewer and Water Plant Equipment, Lines and Buildings to Assignee without the prior written consent of the Sellers.

         NOW, THEREFORE, for and in consideration of the sum of $10.00 paid by Assignee to Purchaser, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Assignment. Purchaser does hereby transfer, set over and assign unto Assignee all of Purchaser's right, title and interest to purchase the Mobile Home Park and the Sewer and Water Plant Equipment, Lines and Buildings from Sellers pursuant to the Purchase Agreement. Assignee hereby accepts the foregoing assignment and assumes and agrees to pay, perform and discharge any and all liabilities and obligations related to the purchase of the Mobile Home Park and Sewer and Water Plant Equipment, Lines and Buildings to be performed by the Purchaser under the Purchase Agreement which are now existing or which arise or accrue from and after the date hereof, including, but not limited to, the payment of SEVEN MILLION FIVE HUNDRED AND FIFTY THOUSAND DOLLARS ($7,550,000) to Sellers as the purchase price for the Mobile Home Park and the Sewer and Water Plant Equipment, Lines and Buildings.

         Section 2. Additional Actions and Instruments. Each party will, from time to time upon written request, take such actions and execute and deliver such instruments as are reasonably necessary to effect the intent of this Agreement.

         Section 3. No Novation. By acceptance of this Assignment, Assignor covenants and agrees that the Purchase Agreement remains in full force and effect and no novation occurs through the assignment hereof.

         Section 4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         Section 5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the choice of law principles thereof. This Agreement may not be assigned by Assignee in whole or in part without the written consent of Purchaser and Sellers. This Agreement may not be modified except by a writing signed by both parties. Any and all notices, elections, demands, requests and responses thereto given with regard to this Agreement shall be given in the manner provided in, and shall be controlled by, the provision relating to notices set forth in the Purchase Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.


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




                    [Signature page to Agreement to Assign ]


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                            PURCHASER:

                                            HEIGHTS HEALTHCARE
                                            COMPANY, L.L.C.

                                            By  /s/David R. Vaughan
                                               -------------------------------
                                               David R. Vaughan
                                               Managing Member


                                            ASSIGNEE:

                                            CAX LAKESHORE, L.L.C.

                                            By  Commercial Assets, Inc.
                                                Managing Member

                                            By  /s/Bruce E. Moore
                                               -------------------------------
                                                Bruce E. Moore
                                                President


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